Exhibit  99.1
INTERACTIVE BROKERS GROUP ANNOUNCES 1Q10 RESULTS

— — —

REPORTS INCOME BEFORE TAXES OF $65 MILLION ON $211 MILLION IN NET REVENUES, EARNINGS PER SHARE OF $0.09

GREENWICH, CONN, April 22, 2010 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic market maker and broker, today reported diluted earnings per share of $0.09 for the quarter ended March 31, 2010, compared to diluted earnings per share of $0.30 for the same period in 2009.

Net revenues were $211 million and income before income taxes was $65 million for this quarter, compared to net revenues of $296 million and income before income taxes of $167 million for the same period in 2009.

Business Highlights

•	31% pre-tax profit margin for this quarter.
•	$4.9 billion in equity.
•	21% increase in customer accounts and 74% increase in customer equity from the year-ago quarter.
•	Electronic Brokerage pre-tax income grew 42% from the year-ago quarter.
•	Cleared DARTs were 328,000 for this quarter.
•	51% Electronic Brokerage pre-tax profit margin for this quarter.
•	7% Market Making pre-tax profit margin for this quarter.

“The past quarter was characterized by shrinking volatilities in the equity markets, which continued to impact our market-making results; while our global brokerage business is proceeding to grow along a very high trajectory that remains unparalleled in the industry,” said Thomas Peterffy, our CEO.

Segment Overview

Electronic Brokerage
Electronic Brokerage segment income before income taxes grew 42% in the quarter ended March 31, 2010 compared to the same period in 2009.  This increase is attributable to higher commissions and higher net interest earned on customer balances.  Commissions and execution fees grew by 9% and net interest income increased 98% from the same quarter last year.  Customer accounts grew 21% to 140,000 and customer equity grew 74% to $16.7 billion.  Cleared DARTs* were roughly even with the year-ago quarter at 328,000.  Pre-tax profit margin increased from 42% to 51% for the quarter ended March 31, 2010 from the same period in 2009.

Market Making
Market Making segment income before income taxes was $5.5 million in the quarter ended March 31, 2010, an increase from the prior quarter but a decrease of 95% from the same period last year.  Pre-tax profit margin was 7% in this quarter, down from 65% in the same period last year.  Low actual volatility, relatively high implied volatility and narrow bid/offer spreads contributed to the decrease in market making profits this quarter.  Market Making options contract volume decreased 13% compared to the same period last year, but increased 6% from the prior quarter.

* Daily average revenue trades (DARTs) are based on customer orders.

_____________________

Conference Call Information:
Interactive Brokers Group will hold a conference call with investors today, April 22, 2010, at 4:30 p.m. ET to discuss its quarterly results. Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”

PLEASE NOTE:  This is half an hour earlier than our fourth quarter call.
The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:
Interactive Brokers Group, Inc., together with its subsidiaries, is an automated global electronic market maker and broker specializing in routing orders and executing and processing trades in securities, futures and foreign exchange instruments on more than 80 electronic exchanges and trading venues around the world. As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with electronic access to stocks, options, futures, forex, bonds and mutual funds from a single IB Universal AccountSM.  Employing proprietary software on a global communications network, Interactive Brokers Group continuously integrates its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the company's current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the company's actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Andrew Wilkinson, 203-913-1369 or Investors: Deborah Liston, 203-618-4070.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

TRADE VOLUMES:
(in 000's, except %)

					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2005	54,044		34,800		7,380		96,224		382
2006	66,043	22%	51,238	47%	12,828	74%	130,109	35%	518
2007	99,086	50%	72,931	42%	16,638	30%	188,655	45%	752
2008	101,672	3%	120,195	65%	16,966	2%	238,833	27%	944
2009	93,550	-8%	127,338	6%	13,636	-20%	234,524	-2%	934

1Q2009	24,753		31,797		2,829		59,379		973
1Q2010	19,613	-21%	30,967	-3%	4,760	68%	55,340	-7%	907

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2005	409,794		44,560		21,925,120
2006	563,623	38%	62,419	40%	34,493,410	57%
2007	673,144	19%	83,134	33%	47,324,798	37%
2008	757,732	13%	108,984	31%	55,845,428	18%
2009	643,380	-15%	82,345	-24%	75,449,891	35%

1Q2009	164,382		21,905		15,453,272
1Q2010	159,802	-3%	21,716	-1%	19,906,810	29%

MARKET MAKING	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2005	308,613		11,551		15,625,801
2006	371,929	21%	14,818	28%	21,180,377	36%
2007	447,905	20%	14,520	-2%	24,558,314	16%
2008 **	514,629	15%	21,544	48%	26,008,433	6%
2009 **	428,810	-17%	15,122	-30%	26,205,229	1%

1Q2009 **	118,176		3,981		6,990,407
1Q2010 **	103,056	-13%	3,072	-23%	5,014,107	-28%

BROKERAGE TOTAL	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2005	101,181		33,009		6,299,319
2006	191,694	89%	47,601	44%	13,313,033	111%
2007	225,239	17%	68,614	44%	22,766,484	71%
2008	243,103	8%	87,440	27%	29,836,995	31%
2009	214,570	-12%	67,223	-23%	49,244,662	65%

1Q2009	46,206		17,924		8,462,865
1Q2010	56,746	23%	18,644	4%	14,892,703	76%

* Includes options on futures
** In Brazil, an equity option contract typically represents 1 share of the underlying stock; however, the typical minimum trading quantity is 100 contracts. To make a fair comparison to volume at other exchanges, we have adopted a policy of reporting Brazilian equity options contracts divided by their trading quantity of 100.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

BROKERAGE CLEARED	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2005	23,456		30,646		5,690,308
2006	32,384	38%	45,351	48%	12,492,870	120%
2007	51,586	59%	66,278	46%	20,353,584	63%
2008	77,207	50%	85,599	29%	26,334,752	29%
2009	93,868	22%	66,241	-23%	46,627,344	77%

1Q2009	20,475		17,739		7,833,682
1Q2010	23,309	14%	18,315	3%	14,046,381	79%

* Includes options on futures

BROKERAGE STATISTICS
(in 000's, except % and where noted)
	1Q2010	1Q2009	% Change
Total Accounts	140	116	21%
Customer Equity (in billions) *	$16.7	$9.6	74%

Cleared DARTs	328	330	-1%
Total Customer DARTs	364	358	2%

(in $'s, except DART per account)
Commission per DART	$4.40	$3.96	11%
DART per Avg. Account (Annualized)	604	736	-18%
Net Revenue per Avg. Account (Annualized)	$3,590	$3,604	0%

* Excludes non-customers

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(UNAUDITED)

		Three Months
		Ended March 31,
		2010	2009
		(in millions)

Market Making	Net revenues	$82.8	$182.0
	Non-interest expenses	77.3	63.8

	Income before income taxes	$5.5	$118.2

	Pre-tax profit margin	7%	65%

Electronic Brokerage	Net revenues	$127.2	$107.4
	Non-interest expenses	62.8	61.9

	Income before income taxes	$64.4	$45.5

	Pre-tax profit margin	51%	42%

Corporate*	Net revenues	$0.6	$6.9
	Non-interest expenses	5.6	3.7

	Income before income taxes	($5.0)	$3.2

Total	Net revenues	$210.6	$296.3
	Non-interest expenses	145.7	129.4

	Income before income taxes	$64.9	$166.9

	Pre-tax profit margin	31%	56%

* Corporate includes corporate related activities as well as inter-segment eliminations.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months
	Ended March 31,
	2010	2009
	(in millions, except share and per share data)

Revenues:
Trading gains	$80.6	$180.5
Commissions and execution fees	91.7	84.3
Interest income	36.6	26.3
Other income	16.8	21.4

Total revenues	225.7	312.5

Interest expense	15.1	16.2

Total net revenues	210.6	296.3

Non-interest expenses:
Execution and clearing	69.7	61.1
Employee compensation and benefits	50.5	42.8
Occupancy, depreciation and amortization	9.2	9.6
Communications	5.4	5.0
General and administrative	10.9	10.9

Total non-interest expenses	145.7	129.4

Income before income taxes	64.9	166.9

Income tax expense	5.2	11.8

Net income	59.7	155.1

Net income attributable to non-controlling interests	55.8	142.5

Net income available for common shareholders	$3.9	$12.6

Earnings per share:
Basic	$0.09	$0.31
Diluted	$0.09	$0.30

Weighted average common shares outstanding:
Basic	41,216,879	40,536,715
Diluted	41,966,053	41,484,537

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
	2010	2009
	(in millions)
Assets
Cash and cash equivalents	$850.2	$806.6
Cash and securities - segregated for regulatory purposes	6,812.9	6,728.9
Securities purchased under agreements to resell	449.2	413.0
Securities borrowed	6,268.3	5,063.0
Trading assets, at fair value	9,347.7	9,344.0
Receivables from customers, net of allowance	4,429.6	3,239.6
Receivables from brokers, dealers and clearing organizations	685.9	493.1
Other assets	518.4	517.4

Total assets	$29,362.2	$26,605.6

Liabilities and equity

Liabilities
Trading liabilities - financial instruments sold but not yet purchased, at fair value	$9,627.9	$8,763.2
Securities loaned	1,360.7	1,133.7
Short-term borrowings	406.0	320.8
Other payables:
Customers	12,031.2	10,587.7
Brokers, dealers and clearing organizations	286.4	164.5
Other payables	549.2	552.8
	12,866.8	11,305.0

Senior notes payable and senior secured credit facility	218.2	205.8

Equity
Stockholders' equity	577.5	574.9
Non-controlling interests	4,305.1	4,302.2
Total equity	4,882.6	4,877.1

Total liabilities and equity	$29,362.2	$26,605.6